Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-15805 and 333-45026 of Aware, Inc. on Forms S-8, of our report dated January 26, 1999, appearing in this Annual Report on Form 10-K of Aware, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 27, 2001